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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Forms S-8 (No. 33-13723 and 33-48011) pertaining to the stock option plan of Carmike Cinemas, Inc. and Form S-8 (No. 333-53329) pertaining to Carmike Cinemas, Inc.'s 1998 Class A Stock Option Plan of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of Carmike Cinemas, Inc. and subsidiaries included in the Annual Report (Form 10-K), for the year ended December 31, 1998.



                                                     /s/      Ernst & Young LLP



Columbus, Georgia
March 22, 1999